                                                       Exhibit (10)(iii)(A)(10)
                                                                    to
                                                           Form 10-K for 1995

                              EMPLOYMENT AGREEMENT

     This Agreement is made as of January 1, 1995 between Cincinnati Bell Inc., an Ohio corporation ("Employer" or "CBI"), and Barry L. Nelson ("Employee"). Employee is presently employed by Employer as President of Cincinnati Bell Long Distance ("CBLD"). The purpose of this Agreement is to describe the terms of Employee's employment with Employer on and after January 1, 1995.

     Employer and Employee agree as follows:

     l. EMPLOYMENT. By the Agreement, Employer and Employee set forth the terms of Employer's employment of Employee on and after January 1, 1995. Any prior agreements or understandings with respect to Employee's employment by Employer are cancelled effective January 1, 1995.

     2. PERIOD OF EMPLOYMENT. This Agreement begins on January 1, 1995 and, subject to the terms of Section 13, will end on December 31, 1999.

     3.   DUTIES.

          A. Employee will be the President and CEO of CBLD with responsibility for the operation and management of all aspects of CBLD's business. He will report to David J. Lahey, Executive Vice President of CBI, or such other officer of CBI as may be designated by the President of CBI.

          B. Employee shall furnish such managerial, executive, financial, technical, and other skills, advice and assistance in operating CBLD as Employer may request.

          C. Employee shall also perform such other duties as are assigned to him by the CBI officer to whom Employee reports.

          D. Employee shall devote his entire time, attention, and energies to the business of Employer. The words "entire time, attention, and energies" are intended to mean that Employee shall devote his full effort during reasonable working hours to the business of Employer and shall devote at least 40 hours per week to the business of Employer. Employee shall travel to such places as are necessary in the performance of his duties.

     4.   COMPENSATION.

          A. Employee shall receive a base salary (the "Base Salary") of at least One Hundred Sixty Thousand Dollars ($160,000.00) for each calendar year, subject to proration for any partial year, during the term of this Agreement. Such Base Salary, and any other amounts payable hereunder, shall be subject to withholding as required by law.

          B. In addition to the Base Salary, Employee shall be entitled to receive an annual bonus (the "Bonus") for each calendar year for which services are performed under this Agreement. Any Bonus for a calendar year shall be payable after the conclusion of the calendar year in accordance with Employer's regular bonus payment policies. Employee shall be given a Bonus target of not less than Seventy Five Thousand Dollars ($75,000.00) per year by the CBI officer to whom he reports, the actual Bonus to be based Ninety Five Percent (95%) on the results of CBLD's earnings as compared to its earnings commitment submitted to and approved by the Board of Directors of CBI and Five Percent (5%) on the results of CBI's earnings as compared to its earnings commitment submitted to and approved by the Board of Directors of CBI. In order to receive a bonus, Employee must be employed by CBI for the full calendar year; provided that a prorated Bonus may be awarded if Employee dies or becomes disabled during the year. For 1995, Employee can earn up to two times the Bonus target for results exceeding the CBLD and CBI earnings commitments, in accordance with a schedule to be supplied to Employee by the CBI officer to whom Employee reports. Employer reserves the right to change the basis for bonus incentives in years after 1995 and to revise the bonus incentives in any year if the President of CBI determines that an acquisition, divestiture, reorganization or other substantial change in the business of CBLD or CBI warrants it; provided that such changes in bonus incentives shall not include reductions in the amount of the Bonus target.

          C. On at least an annual basis, Employee shall receive a formal performance review and be considered for salary and/or bonus target increases.

     5. EXPENSES. All reasonable and necessary expenses incurred by Employee in the course of the performance of his duties to Employer shall be reimbursable in accordance with Employer's then current travel and expense policies.

     6.   BENEFITS.

          A. In each year of this Agreement, Employee will be granted options to purchase 10,000 common shares of CBI at the time and on the terms approved by the Compensation Committee of CBI. All provisions of this Agreement which relate to the terms under which stock options will be granted to Employee are subject to approval by the Compensation Committee. Such options may be granted under CBI's 1988 Long Term Incentive Plan (the "1988 Plan") or similar stock option plan.

          B. While Employee remains in the employ of Employer, Employee shall be entitled to participate in all of the various employee benefit plans and programs in which fifth level managers of CBI are participating other than Employer's supplemental non qualified retirement plan known as the Cincinnati Bell Pension Program.

          C. Employee shall receive a restricted stock award of 15,000 common shares of CBI at the first meeting of the CBI Compensation Committee in 1995. All provisions of this Agreement which relate to the terms under which restricted stock will be granted to Employee are subject to approval by the Compensation Committee. Such award shall be made under the 1988 Plan on the terms set forth in Exhibit A. Such award shall be further subject to the terms of the 1988 Plan.

          D. Notwithstanding anything contained herein to the contrary, the Base Salary and bonuses otherwise payable to Employee shall be reduced by any benefits paid to Employee by Employer under Employer's Sickness and Accident Disability Plan and Long Term Disability Plan for Salaried Employees.

     7. CONFIDENTIALITY. Employer is engaged in the telecommunications services, information services and telecommunications support services industries within the U.S. and world wide. Employee acknowledges that in the course of employment with the Employer, Employee will be entrusted with or obtain access to information proprietary to the Employer and its subsidiaries with respect to the following (all of which information is referred to hereinafter collectively as the "Information"); the organization and management of Employer and its subsidiaries; the names, addresses, buying habits and other special information regarding past, present and potential customers, employees and suppliers of Employer and its subsidiaries; customer and supplier contracts and transactions or price lists of Employer, its subsidiaries and their suppliers; products, services, programs and processes sold, licensed or developed by Employer and its subsidiaries; technical data, plans and specifications, present and/or future development projects of Employer and its subsidiaries; financial and/or marketing data respecting the conduct of the present or future phases of business of Employer and its subsidiaries; computer programs, systems and/or software; ideas, inventions, trademarks, business information, know-how, processes, improvements, designs, redesigns, discoveries and developments of Employer and its subsidiaries; and other information considered confidential by any of the Employer, its subsidiaries or customers or suppliers of Employer and its subsidiaries. Employee agrees to retain the Information in absolute confidence and not to disclose the Information to any person or organization except as required in the performance of his duties for Employer, without the express written consent of Employer.

     8.   NEW DEVELOPMENTS.   All ideas, inventions, discoveries, concepts,
trademarks, or other developments of improvements, whether patentable or not, conceived by Employee, alone or with others, at any time during the term of employment, whether or not during working hours or on Employer's premises, which are within the scope of or related to the business operations of the Employer or its subsidiaries or that relate to Employer or Employer subsidiary work or project, present, past or contemplated, shall be and remain the exclusive property of Employer. Employee shall, do all things reasonably necessary to ensure ownership of such New Developments by Employer, including the execution of documents assigning and transferring to Employer, all of Employee's right, title and interest in and to such New Developments, and the execution of all documents required to enable Employer to file and obtain patents, trademarks and copyrights in the United States and foreign countries on any of such New Developments.

     9. SURRENDER OF MATERIAL UPON TERMINATION. Employee hereby agrees that upon cessation of his employment, for whatever reason and whether voluntary or involuntary, he will immediately surrender to Employer all of the property and other things of value in his possession or in the possession of any person or entity under his control that are the property of Employer or any of its subsidiaries, including without limitation all personal notes, drawings, manuals, documents, photographs, or the like, including copies and derivatives thereof, relating directly or indirectly to any confidential information or materials of New

Developments, or relating directly or indirectly to the business of Employer or any of its subsidiaries.

     10. REMEDIES. Employer and Employee hereby acknowledge and agree that the services rendered by Employee to Employer, the information disclosed to Employee during and by virtue of his employment, and Employee's commitments and obligations to Employer and its subsidiaries herein are of a special, unique and extraordinary character, and that the breach of any provision of this Agreement will cause the non-breaching party irreparable injury and damage, and consequently the non-breaching party shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement.

     11. COVENANT NOT TO COMPETE. During the three year period following termination of Employee's employment with CBI for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee will not engage in any business offering services related to the current business of Employer or any of its subsidiaries in any capacity which requires or utilizes the skill, training and knowledge acquired by Employee while employed by Employer, whether such capacity be as a principal, partner, joint venture, agent, employee, salesman, consultant, director or officer, where such position would involve Employee in any business activity in competition with Employer or any of its subsidiaries. This restriction will be limited to the geographical area where Employer or any of its subsidiaries is then engaged in such competing business activity or to such other geographical area as a court shall find reasonably necessary to protect the goodwill and business of Employer.

          During the three year period following termination of Employee's employment by CBI for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee will not interfere with or adversely affect, either directly or indirectly, Employer's or Employer's subsidiaries' relationships with any person, firm, association, corporation or other entity which is known my Employee to be, or is included on any listing to which Employee had access during the course of employment as a customer, client, supplier, consultant or employee of Employer or any of its subsidiaries and that Employee will not divert or change, or attempt to divert of change, any such relationship to the detriment of Employer or any of its subsidiaries or to the benefit of any other person, firm, association, corporation or other entity.

          Employee will not, during or at any time after the termination of Employee's employment with CBI, induce or seek to induce, any other employee of Employer or any of its subsidiaries to terminate his or her employment relationship with Employer or the subsidiary which employs such other employee.

     12. GOODWILL. Employee will not disparage or act in any manner, directly or indirectly, which may damage the business of Employer or any of its subsidiaries or which would adversely affect the goodwill, reputation, and business relationships of Employer or any of its subsidiaries with the public generally, or with any of their customers, suppliers or employees.

     13.  TERMINATION.

          A. (i) Employer or Employee may terminate this Agreement upon Employee's failure or inability to perform the services required hereunder because of any physical or mental infirmity for which Employee receives disability benefits under Employer's Sickness and Accident Disability Benefit Plan and/or Employer's Long Term Disability Plan for Salaried Employees as the case may be (the "Plans"), over a period of one hundred twenty consecutive working days during any twelve consecutive month period (a "Terminating Disability").

              (ii) If Employer or Employee elects to terminate this Agreement in the event of a Terminating Disability, such termination shall be effective immediately upon the giving of written notice by the terminating party to the other.

             (iii) Upon termination of this Agreement on account of Terminating Disability, Employer shall pay Employee his accrued compensation hereunder, whether Base Salary or otherwise (subject to offset for any amounts received pursuant to the Plans), to the date of termination. For as long as such Terminating Disability may exist, Employee shall continue to be an employee of Employer for all other purposes and Employer shall provide Employee with disability benefits and all other benefits according to the provisions of the Plans and any other Employer plans in which Employee is then participating.

              (iv) If the parties elect not to terminate this Agreement upon an event of a Terminating Disability and Employer returns to active employment with Employer prior to such a termination, or if such disability exists for less than one hundred twenty consecutive working days, the provisions of this Agreement shall remain in full force and effect.

          B. This Agreement terminates immediately and automatically on the death of Employee, provided, however that the Employee's estate shall be paid Employee's accrued compensation hereunder, whether Base Salary or otherwise, to the date of death.

          C. Employer may terminate this Agreement immediately in the event that Employee is willfully negligent in the performance of his duties or breaches Section 21 of this Agreement, or in the event of Employee's conviction of a criminal act.

          D. Employer may terminate this Agreement upon 60 days written notice for any reason other than those set forth in Section 13.A., B., or C.

In the event of a Termination under this Section 13.D., Employer shall pay Employee an amount equal to two times the Base Salary as it exists at the time of termination or, if less, such Base Salary for the remaining term of this Agreement and all other accrued compensation. Notwithstanding the terms of the Restricted Stock Award: if the termination occurs before December 31, 1997, the restrictions on a proportionate number of 9,000 of the restricted shares awarded Employee under Section 6.C. shall lapse based on the portion of the period from January 1, 1995 to December 31, 1997 during which Employee was employed by Employer; if the termination occurs in 1998 prior to December 31, 1998, the restrictions on a proportionate number of 3,000 of the restricted shares awarded Employee under Section 6.C. shall lapse based on the portion of the period from January 1, 1998 to December 31, 1998 during which Employee was employed by Employer; and if the termination occurs in 1999 prior to December 31, 1999, the restrictions on a proportionate number of 3,000 of the restricted shares awarded Employee under Section 6.C. shall lapse based on the portion of the period from January 1, 1999 to December 31, 1999 during which Employee was employed by Employer.

          E. If Employee resigns while employed under this Agreement and within 90 days after a Change in Control of CBI or CBLD, this Agreement shall thereupon terminate. During such 90 day period, Employer shall have no right under Section 13.C. to terminate Employee without cause. In the case of CBI, "Change in Control" means a change in control as defined in the 1988 Plan. In the case of CBLD, "Change in Control" means a change of ownership in which CBI ceases to own, directly or indirectly, fifty-one percent (51%) of the voting control of CBLD or a change in which substantially all of the assets of CBLD are sold to another company in which CBI does not own, directly or indirectly, fifty-one percent (51%) of the voting control. Employer or any successor of Employer shall pay Employee an amount equal to 2.99 times the Base Salary as it exists at the time of termination. In the event of a Change in Control of CBI of CBLD while Employee is employed under this Agreement, the stock options granted Employee under Section 6.A. shall become immediately exercisable and the restrictions applicable to the restricted stock granted Employee under Section 6.C. shall immediately lapse.

          F. Upon Termination of this Agreement as a result of an event of termination described in this Section 13 and except for Employer's payment of the required payments under this Section 13, all further compensation under this Agreement shall terminate; provided, however, that all qualified deferred compensation which Employee may be entitled to receive pursuant to any of Employer's pension or profit sharing plans in which Employee may participate during Employee's employment with Employer shall be paid pursuant to the provisions of such plans at such times as any such amounts become payable to Employee. It is further understood that for purposes of this Section 13, the term "accrued compensation" shall include all non-qualified deferred compensation, of whatever type or form, either previously granted to Employee by Employer or otherwise earned or received by Employee.

          G. The termination of this Agreement shall not amend, alter or modify the rights and obligations of the parties under Section 7, 8, 9, 10, 11, and 12 hereof, the terms of which shall survive the termination of this Agreement.

     14. ASSIGNMENT. As this is an agreement for personal services involving a relation of confidence and trust between Employer and Employee, all rights and duties of Employee arising under this Agreement, and the Agreement itself, are nonassignable by Employee.

     15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and if delivered personally or by certified mail to Employee at his place of residence as then recorded on the books of Employer or to Employer at its principal office.

     16. WAVIER. No waiver or modification of this Agreement or the terms contained herein shall be valid unless in writing and duly executed by the party to be charged therewith. The wavier by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

     17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio.

     18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to Employee's employment by Employer. There are no other contracts, agreements or understandings, whether oral or written, existing between them except as contained or referred to in this Agreement.

     19. SEVERABILITY. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions have never been contained herein.

     20. SUCCESSORS AND ASSIGNS. Subject to the requirements of Paragraph 14 above, this Agreement shall be binding upon Employee, Employer and Employer's successors and assigns.

     21. CONFIDENTIALITY OF AGREEMENT TERMS. The terms of this Agreement shall be held in strict confidence by Employee and shall not be disclosed by Employee to anyone other than Employee's spouse and his legal counsel. Further, Employee shall not discuss the terms of this Agreement with anyone other than the CBI officer to whom Employee reports, the President of CBI and any other person to whom the President of CBI has granted access to the terms of this Agreement. Breach of this term of the Agreement shall be grounds for dismissal with cause under Section 13(C) of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first above written.

                                        CINCINNATI BELL INC.

                                   By   /s/ David J. Lahey
                                        -----------------------------

                                        EMPLOYEE

                                        /s/ Barry L. Nelson
                                        -----------------------------

                                    EXHIBIT A
                             RESTRICTED STOCK AWARD
                             UNDER THE PROVISIONS OF
                            THE CINCINNATI BELL INC.
                          1988 LONG TERM INCENTIVE PLAN


NAME OF EMPLOYEE
                 -----------------------------------
AWARD DATE:
             ---------------------------------------
NUMBER OF RESTRICTED SHARES:         15,000
                              ----------------------


     Pursuant to the provisions of the Cincinnati Bell Inc. 1988 Long Term Incentive Plan (the "Plan"), a copy of which has been delivered to you, the Compensation Committee of the Board of Directors of Cincinnati Bell Inc. (the "Compensation Committee") has granted you an award of 15,000 common shares, par value $1.00 per share, of Cincinnati Bell Inc. (the "Shares"), on and subject to the terms of the Plan and your agreement to the following terms, conditions and restrictions.

     1. SECURITIES SUBJECT TO THIS AGREEMENT. This Agreement is made with respects to the Shares and any securities (including additional common shares of Cincinnati Bell Inc. (the "Company") issued in respect of the Shares, whether by way of a share dividend, a share split, any reorganization or recapitalization of the Company or its stock or any merger, exchange of securities or like event or transaction as the result of which any security or securities of any kind are issued to you by reason of your ownership of the Shares. Reference herein to the Shares shall include any such securities issued in respect of the Shares.

     2.   RIGHTS OF OWNERSHIP.  Except for the Restrictions (as defined in
Section 3 hereof) and subject to the provisions regarding forfeiture set forth in Section 8 hereof, you are the record and beneficial owner of the Shares, with all rights and privileges (including but not limited to the right to vote, to receive dividends and to receive distributions upon liquidation of the Company) appertaining thereto.

     3. RESTRICTIONS. Neither the shares nor any interest therein may be transferred or conveyed by you in any manner whatsoever, whether or not for consideration (the "Restrictions"), except upon the passage of time or occurrence of events as specified in Section 4, 5, 6 and 7 hereof.

     4. LAPSE. The Restrictions shall lapse and be of no further force and effect as to 9,000 shares on December 31, 1997, as to an additional 3,000 shares on December 31, 1998, and as to the remaining 3,000 shares on December 31, 1999.

     5. TERMINATION OF RESTRICTIONS - DEATH. In the event of your death while employed by the Company or any of its subsidiaries and on or prior to December 31, 1999, the Restrictions shall terminate and be of no further force or effect, effective as of the date of death, with respect to the number of Shares (rounded up to the nearest whole Share) that bears the same ratio to the total number of Shares as the number of days from the Date of Grant of the then restricted Shares through the date of your death bears to the number of days from the Date of Grant to December 31, 1999. Any Shares which remain subject to the Restrictions after the calculations prescribed in the preceding sentences shall be forfeited to the Company as of your date of death. Upon the Restrictions terminating with respect to certain Shares, the executor, administrator or other personal representative of your estate, or the trustee of any trust becoming entitled thereto be reason of your death, may transfer the unrestricted Shares to any person or persons entitled thereto under your will or under your trust or other instrument (or in the absence of any will under the laws of descent and distribution) governing the distribution of your estate in the event of your death.

     6. TERMINATION OF RESTRICTIONS - DISABILITY. If you (a) shall become disabled and as a result thereof cease to be an employee of the Company or any of its subsidiaries under and pursuant to applicable disability provisions of any employment contract to which you and the Company or any of its subsidiaries are parties or, (b) shall become disabled to such extent that you are unable to perform the usual duties of your job for a period of 12 consecutive weeks or more and if as the result thereof the Compensation Committee approves the termination of your employment within 12 months following the first day of the 12 consecutive week period on terms that include the right to transfer the Shares free of the Restrictions, then and in either such event the Restrictions shall terminate and be of no further force and effect as of the date you cease to be an employee in the same manner as prescribed in the event of death outlined in Section 5 above.

     7. CHANGE IN CONTROL. In the event of a Change in Control of _____________________ (the "Subsidiary") while you are employed by the Company or any of its subsidiaries and on or prior to December 31, 1999, and Restrictions which have not previously lapsed shall terminate and be of no further force or effect as of the date of the Change of Control. For purposes hereof, "Change of Control" means a change of ownership in which the Company ceases to own, directly or indirectly, 51% of the voting control of the Subsidiary or a change in which substantially all of the assets of the Subsidiary are sold to another company in which the Company does not own, directly or indirectly, 51% of the voting control.

     8. FORFEITURE. If you cease to be an employee of the Company or any of its subsidiaries, except as provided in Section 4, 5, 6 and 7 hereof, any Shares which remain subject to the Restrictions of the date such employment terminates shall be at once forfeited to the Company as of the date of such termination of employment (the "Forfeiture Date"). Upon such forfeiture all of your rights in respect of such Shares shall cease automatically and without further action by the Company or you. For the purpose of giving effect to this provision, you have executed and delivered to the Company a stock power with respect to each certificate evidencing any of the Shares, thereby assigning to the Company all of your interest in the Shares. By the execution and delivery of this Agreement, you authorize and empower the Company, in the event of a forfeiture of any of the Shares under this Section 8 to (i) date (as of the Forfeiture
Date) those stock powers relating to Shares that remain subject to the Restrictions as of the Forfeiture Date and (ii) present such stock powers and the certificates to which they relate to the Company's transfer agent or other appropriate party of the sole purpose of transferring the forfeited Shares to the Company.

     9.   MATTERS RELATING TO CERTIFICATES.

          (a) Upon their issuance, the certificates representing the Shares shall be deposited with the Secretary of the Company and shall be released to you only pursuant to the provisions of this Section 9.

          (b) Each certificate for Shares issued to you in accordance with this Agreement shall bear the following legend:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND CINCINNATI BELL INC., DATED AS OF ___________________, 1995 AND MAY NOT BE TRANSFERRED BY THE HOLDER, EXCEPT AS PROVIDED BY THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON DEPOSIT WITH THE SECRETARY OF CINCINNATI BELL INC. AND WHICH WILL BE MAILED TO A SHAREHOLDER OF CINCINNATI BELL INC. WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST."

     Upon the lapse or termination of the Restrictions as to any Shares, the certificate evidencing such Shares shall be promptly presented to the Company's transfer agent or other appropriate party with instructions to cause such certificate to be reissued, to the extend appropriate, in your name and without the foregoing legend. Any shares evidenced by such certificate which remain subject to the Restrictions shall be evidenced by a new certificate, bearing the foregoing legend, which shall be returned to the Company. Upon the lapse or termination of the Restrictions as to any Shares, the stock power or powers held by the Company with respect to such Shares shall be surrendered to you (in exchange, if applicable, for a stock power relating to any Shares which remain subject to the Restrictions).

     10. INTERPRETATION. You acknowledge that the Compensation Committee has the authority to construe and interpret the terms of the Plan and Agreement if and when any questions of meaning arises under the Plan or this Agreement, and any such construction or interpretation shall be binding on you, your heirs, executors, administrators, personal representatives and any other persons having or claiming to have an interest in the Shares.

     11. WITHHOLDING. In connection with the award of Shares to you and any dividend payments made while such Shares remain subject to restrictions hereunder, the Company will withhold or cause to be withheld from your salary payments such amounts of tax as such times as may be required by law to be withheld with respect to the Shares and/or dividends, provided that if your salary is not sufficient for such purpose, you shall remit to the Company, on request, the amount required for such withholding taxes. Within 45 days after issuance of the certificates representing the Shares, you shall advise the Company in writing whether or not you have made an election, under Section 83(b) of the Internal Revenue Code of 1986, to include the fair market value of the Shares in your gross income for the calendar year in which the certificates are issued.

     12. NOTICES. All notices and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, first class postage prepaid, and addressed as follows:

     TO THE COMPANY:     Cincinnati Bell Inc.
                         201 East Fourth Street, Rm. 102-200
                         Cincinnati, Ohio  45202
                         Att: Secretary of the Compensation Committee

     TO THE EMPLOYEE:    _____________________________________
                         _____________________________________
                         _____________________________________

or to any other address as to which notice has been given in the manner herein provided.

     13. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Subject to the provisions of the Plan, the Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall be construed and interpreted in accordance with the laws of the State of Ohio. This Agreement may not be amended except in a writing signed by each of the parties hereto. If any provisions of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

Please indicate your acceptance by signing at the place provided and returning this Agreement.

                                   COMPENSATION COMMITTEE OF
                                   THE BOARD OF DIRECTORS OF
                                   CINCINNATI BELL INC.



Dated:                             By:
        -----------------------         ----------------------------------------
                                          Senior Vice President-Administration



Dated:                             By:
        -----------------------         ----------------------------------------
                                          Accepted and Agreed